UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023 (December 27, 2022)

Manufactured Housing Properties Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Main Street, Pineville, North Carolina	28134
(Address of principal executive offices)	(Zip Code)

(980) 273-1702
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

As previously reported, on June 11, 2021, the Company launched an offering (the “Offering”) of up to 47,000 shares of its Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) at a price of $1,000 per share, for maximum gross proceeds of $47 million.

The Offering is being conducted on a “best efforts” basis under Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, pursuant to the Company’s offering statement on Form 1-A, originally filed with the Securities and Exchange Commission (the “SEC”) on January 21, 2021, as amended (the “Offering Statement”), which was qualified by the SEC on June 11, 2021. The Offering will terminate at the earlier of: (1) the date on which the maximum amount of offered shares of Series C Preferred Stock has been sold, (2) June 11, 2023 or (3) the date on which the Offering is earlier terminated by the Company in its sole discretion.

Arete Wealth Management LLC (the “Dealer Manager”) is acting as the Company’s managing broker-dealer for the Offering. The Dealer Manager has made no commitment to purchase all or any part of the shares of Series C Preferred Stock being offered but has agreed to use its best efforts to sell such shares in the Offering. As partial compensation, the Company agreed to pay the Dealer Manager concurrently with each closing of the Offering a selling commission of 4.00% of the gross offering proceeds of such closing and a dealer manager fee of 2.75% of the gross offering proceeds of such closing.

As previously reported, the Company has completed multiple closings of the Offering, pursuant to which the Company sold an aggregate of 21,098 shares of Series C Preferred Stock for total gross proceeds of $21,087,397. After deducting the Dealer Manager’s fees, the Company received net proceeds of approximately $19,678,355.

On December 27, 2022, the Company completed an additional closing of the Offering, pursuant to which the Company sold an aggregate of 485.5 shares of Series C Preferred Stock for total gross proceeds of $485,500. After deducting the Dealer Manager’s fees, the Company received net proceeds of approximately $452,729.

On January 10, 2023, the Company completed an additional closing of the Offering, pursuant to which the Company sold an aggregate of 1,310.5 shares of Series C Preferred Stock for total gross proceeds of $1,310,500. After deducting the Dealer Manager’s fees, the Company received net proceeds of approximately $1,222,041.

On January 24, 2023, the Company completed an additional closing of the Offering, pursuant to which the Company sold an aggregate of 355 shares of Series C Preferred Stock for total gross proceeds of $355,000. After deducting the Dealer Manager’s fees, the Company received net proceeds of approximately $331,037.

On February 7, 2023, the Company completed an additional closing of the Offering, pursuant to which the Company sold an aggregate of 319 shares of Series C Preferred Stock for total gross proceeds of $319,000. After deducting the Dealer Manager’s fees, the Company received net proceeds of approximately $267,467.

On February 21, 2023, the Company completed an additional closing of the Offering, pursuant to which the Company sold an aggregate of 596 shares of Series C Preferred Stock for total gross proceeds of $596,000. After deducting the Dealer Manager’s fees, the Company received net proceeds of approximately $555,770.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Managing Broker Dealer Agreement, dated June 11, 2021, between Manufactured Housing Properties Inc. and Arete Wealth Management, LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed on October 14, 2021)
3.1	Certificate of Designation of Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 2.4 to the Offering Statement on Form 1-A/A filed on May 26, 2021)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2023	MANUFACTURED HOUSING PROPERTIES INC.

	By:	/s/ Raymond M. Gee
Raymond M. Gee
Chief Executive Officer

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